UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01    Entry into a Material Agreement.

On August 18, 2023, Portland General Electric Company (PGE or the Company) entered into an amendment of its existing $650 million revolving credit facility (the Amended Facility) to, among other things: (i) extend the maturity date of the facility to September 10, 2028; and (ii) increase the borrowing capacity under the facility from $650 million to $750 million.

The following summarizes certain key provisions of the Amended Facility, including the changes described above.

The Amended Facility provides for a borrowing capacity of $750 million and retains the accordion feature, under which PGE may increase its maximum borrowing limit by $100 million, subject to the satisfaction of certain conditions described in the Amended Facility.

PGE may borrow at a variable interest rate or for one, three, or six months at a fixed interest rate established at the time of the borrowing. The Amended Facility also provides for the issuance of letters of credit subject to an aggregate sub-limit of $150 million and swing line loans subject to an aggregate sub-limit of $40 million.

The Amended Facility contains provisions for interest rate margin and fees pricing adjustments in the event of a change in PGE's long-term debt securities credit ratings. In addition, the Amended Facility offers the potential for adjustments to interest rate margins and fees based on the Company's achievement of certain annual sustainability-linked metrics related to its non-emitting generation capacity and the percentage of management comprised of women and employees who identify as black, indigenous, and people of color.

Advances under the Amended Facility are subject to certain conditions precedent, including the accuracy of certain representations and warranties and the absence of any default or event of default.

The Amended Facility contains customary covenants, including, without limitation, a covenant that prohibits the Company from permitting the aggregate outstanding principal amount of all consolidated indebtedness to exceed 65% of its total capitalization as of the end of any fiscal quarter. Further, upon the occurrence of certain events of default, the Company’s obligations under the Amended Facility may be accelerated. Such events of default include payment defaults, cross defaults to other credit facilities, certain covenant defaults, and other customary defaults.

Advances under the Amended Facility may be used for general corporate purposes, including to provide liquidity, support commercial paper, refinance existing indebtedness, and support collateral requirements under PGE's energy purchase and sale agreements.

The foregoing description of the Amended Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet     Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01    Other Events.

On August 21, 2023, PGE and certain stakeholder groups reached an agreement and filed a stipulation with the Public Utility Commission of Oregon (OPUC) that resolves certain issues in PGE's general rate case. PGE filed its general rate case based on a 2024 test year (2024 GRC) with the OPUC on February 15, 2023. PGE’s initial filing requested an increase in the Company's annual revenue requirement that, when including Colstrip-related adjustments through a supplemental tariff, would result in an overall average increase of approximately 14.0% in customer prices for 2024. The requested price increase includes an approximate 4.5% increase as a result of higher net variable power costs (NVPC) expected in 2024. The NVPC projection will be updated periodically during 2023.

Material issues resolved between PGE, OPUC staff and certain customer groups include:
•capital structure of 50% debt and 50% equity;
•rate base reduction from the amount requested of $27.5 million and a revenue requirement reduction of another $4.25 million annually until January 1, 2040;
•certain NVPC and operating and maintenance (O&M) matters; and
•treatment of Production Tax Credit (PTC) sales.

After adjusting for the effects of settled items, PGE's adjusted rate base is $6.2 billion and adjusted annual revenue requirement increase of $294 million which consists of the following changes (in millions):

As filed (includes $109 million related to NVPC)		$340
Net Variable Power Cost Updates		(29)
Base Business Revenue Requirement Updates:
Unspecified Rate Base items(1)	(7)
Unspecified O&M items(2)	(11)
Cost of debt settlement to reflect actual financing costs	5
PTCs deferred tax asset (DTA)(3)	(3)
Other miscellaneous	(1)
Subtotal		(17)
As updated (includes $89 million related to NVPC)		$294
(1) Items settled include Faraday Resiliency and Repowering Project, Transportation Electrification investments, Transmission and Distribution investments, and various other rate base associated items. Such adjustments are not attributable to any individual item. Parties to this settlement agree that this resolves all issues concerning recovery of costs included in the 2024 GRC for the Faraday Resiliency and Repowering Project.
(2) Items settled include employee benefits, labor costs, other revenue, and various other operating expenses. Such adjustments are not attributable to any individual item.
(3) The 2023 PTCs currently included in PGE’s rate base as a DTA will be removed and parties agree to support or not oppose a property sales application filed by PGE to sell the 2023 PTCs for no less than 90% of the PTC value.

The stipulation remains subject to OPUC approval. Regulatory review of the 2024 GRC, including ongoing settlement discussions with parties, will continue, with a final OPUC order expected to be issued by December 2023. The OPUC has significant discretion in making the final determination of the GRC that may result in the disallowance of certain costs for recovery in customer prices, which could be material to PGE’s financial position, results of operations, and cash flows. Costs directly disallowed for recovery in customer prices, if any, would be charged to expense at the time such disallowance becomes probable and reasonably estimable. Management cannot predict the outcome of the case.

More information about the 2024 GRC filing (OPUC Docket UE 416) is available on the OPUC Internet website at www.oregon.gov/puc.

Forward-Looking Statements

Statements in this report that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as “to be issued,” "anticipates," “assumes,” "believes," "conditioned upon," "estimates," "expects," "intends," “plans,” “projected,” and similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the outcome of various legal and regulatory actions; demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the Company's inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, which could affect the access to and availability of cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or third party liability; cyber security breaches of the Company's customer information system or operating systems, data security breaches, or acts of terrorism, which could disrupt operations, require significant expenditures, or result in claims against the Company; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; and widespread health emergencies which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward-looking statements.

These risks and uncertainties are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
10.1
Second Amendment to Credit Agreement, dated as of August 18, 2023, among Portland General Electric Company, the Lenders, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

104	Cover page information from Portland General Electric Company’s Current Report on Form 8-K filed August 21, 2023, formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	August 21, 2023	By:	/s/ Joseph R. Trpik
Joseph R. Trpik
Senior Vice President, Finance and Chief Financial Officer
5